EVOQUA AGREES TO ACQUIRE PROACT SERVICES,
LEADING PROVIDER OF ENVIRONMENTAL TREATMENT SOLUTIONS AND SERVICES

Pittsburgh, PA – June 20, 2018 – Evoqua Water Technologies Corp. (NYSE: AQUA) today announced one of its wholly-owned subsidiaries has signed a definitive agreement to purchase ProAct Services Corporation (“ProAct Services”), a provider of on-site treatment services of contaminated water in all 50 states from private equity firm Hammond, Kennedy, Whitney & Company Inc. and members of management, for $132 million. Upon closing, ProAct Services will operate as a separate division within Evoqua’s Industrial Segment and will continue to be based in Ludington, Michigan. The transaction is expected to close upon receipt of required regulatory approvals and satisfaction of customary closing conditions.
ProAct Services, which has revenues of approximately $54 million and historical adjusted EBITDA of approximately $12 million (for the twelve months ended, March 31, 2018), provides an array of expanded offerings for Evoqua across its existing environmental solutions and enhances Evoqua’s service capabilities in mobile/temporary process water and wastewater treatment, hydrostatic water treatment, and coal ash pond remediation.
The company combines engineering expertise with in-field service technicians and a proprietary fleet of modular equipment. It provides customized, on-site groundwater and soil treatment solutions, hydrostatic water treatment and tank degassing solutions to customers including 24 / 7 oversight, maintenance and general operations of the systems. ProAct Services has approximately 180 employees, a nationwide service footprint and facilities in California, Florida, Michigan, Minnesota, New Jersey, Virginia and Texas. Evoqua expects to achieve synergies following the close of the transaction.
“ProAct Services has a well-earned reputation for safety, exceptional service, and a commitment to customer satisfaction. The addition of their 900 mobile assets using remote-monitoring technology enhances Evoqua’s ability to be a ‘one-stop shop’ for customers that are looking for temporary and mobile water treatment solutions,” said Ron Keating, Evoqua Chief Executive Officer. “In addition, ProAct will expand our portfolio offerings as we service our industrial customers’ needs across a complete line of environmental solutions.”
“We look forward to welcoming the ProAct team to Evoqua and to growing together by delivering a broader set of solutions to our customers as the premier outsourced water services provider,” added Keating.
“We are enthusiastic to join the Evoqua team,” said ProAct Services’ CEO Gerard Smiddy. “Not only are our businesses complementary, but so is Evoqua’s commitment to safety, growth, and helping its customers and partners to succeed.”
Evoqua intends to finance the acquisition using an incremental $150 million first lien term loan. The funds will be used to support this transaction, as well as to replenish the internally funded purchases of two recent acquisitions, and for general corporate purposes. Pro forma net leverage is expected to be approximately 3.6x following the transaction and financing.

About Evoqua

Evoqua Water Technologies is a leading provider of mission critical water treatment solutions, offering services, systems and technologies to support its customers’ full water lifecycle needs. Evoqua Water Technologies has worked to protect water, the environment and its employees for more than 100 years, earning a reputation for quality, safety and reliability around the world. Headquartered in Pittsburgh, Pennsylvania, Evoqua operates 160 locations in eight countries and, with over 200,000 installations and 87 service branches, is a leader in North American industrial, commercial and municipal water treatment, serving more than 38,000 customers worldwide.

Forward-Looking Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, or could affect our share price. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include among other things, those described in the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, as filed with the SEC December 4, 2017, and in other periodic reports we file with the SEC. Additionally, any forward-looking statements made in this press release speak only as of the date of this release. We undertake no obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements made herein, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this release.
Contacts:
Media                        Investors
Kevin G. Lowery                Dan Brailer
724-772-1527 (office)                724-720-1605 (office)
724-719-1475 (mobile)                (412) 977-2605    (mobile)
kevin.lowery@evoqua.com            dan.brailer@evoqua.com